UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2007

Foldera, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-118799	20-0375035
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

17011 Beach Blvd., Suite 1500 Huntington Beach, California		92647
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (714) 766-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2007, the Board of Directors of Foldera, Inc. (the “Company”), acting upon a recommendation of its Nominating and Corporate Governance Committee, appointed Jnan Ranjan Dash to serve as a director of the Company. Mr. Dash will serve for a term commencing on June 27, 2007 and expiring at the next annual meeting of the Company’s stockholders. Mr. Dash will also serve as a member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board of Directors. The Board of Directors determined that Mr. Dash is “independent” under the rules of The NASDAQ Stock Market LLC and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended. There are no arrangements or understandings between Mr. Dash and any other person pursuant to which he was selected as a director.

On July 3, 2007, the Company issued a press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1, announcing that Hugh Dunkerley has been named Chief Operating Officer of the Company effective as of June 27, 2007. Mr. Dunkerley, age 33, has served as the Company’s Vice President of Corporate Finance since July 2006. Prior to joining the Company, Mr. Dunkerley served as Vice President of Small-Mid Cap Equities at Hunter Wise Financial Group, LLC from January 2006 to July 2006, specializing in investment banking advisory services to US and EU companies. Mr. Dunkerley served as Director of Corporate Development at ChromaDex Inc. from October 2002 to December 2005, and as Strategic Services Group Director, London at Rare Medium, Inc. from March 2000 to May 2002. Mr. Dunkerley received his undergraduate degree from the University of Westminster, London and earned a Masters in Business Administration from South Bank University, London. Mr. Dunkerley is an at-will employee of the Company, will receive an annual base salary of $150,000, is eligible to participate in the Company's 2005 Stock Option Plan and is entitled to receive medical, life and disability insurance coverage and other benefits available generally to senior management of the Company.

On June 27, 2007, the Company accepted Oliver Starr’s resignation as Senior Vice President and Chief Mobility Officer of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Foldera, Inc. on July 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FOLDERA, INC.

Date: July 3, 2007	By: /s/ Reid Dabney
Reid Dabney
Senior Vice President and Chief Financial Officer